UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 14, 2007

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement.

On February 16, 2007, American Tower Corporation (the “Company”) entered into two incremental revolving loan commitments for $550.0 million of additional borrowing capacity under the senior secured credit facilities of the Company’s principal operating subsidiaries, as set forth below.

The Company entered into a Notice of Incremental Facility Commitment, dated February 16, 2007, with respect to an additional $300.0 million of revolving loan commitments pursuant to the American Tower credit facility (the “American Tower Credit Facility”), all of which remained undrawn at closing. The incremental facility lenders under the American Tower Credit Facility include JPMorgan Chase Bank, N.A., Toronto Dominion (Texas) LLC, Credit Suisse, Cayman Island Branch and Morgan Stanley Senior Funding, Inc. The borrowers under the American Tower Credit Facility include American Tower L.P., American Towers, Inc., American Tower International, Inc. and American Tower LLC. The obligations under the American Tower Credit Facility are guaranteed by the Company and the borrowers’ restricted subsidiaries and are secured by liens on and security interests in substantially all assets of the borrowers and the restricted subsidiaries.

The Company also entered into a Notice of Incremental Facility Commitment, dated February 16, 2007, with respect to an additional $250.0 million of revolving loan commitments pursuant to the SpectraSite credit facility (the “SpectraSite Credit Facility”), all of which remained undrawn at closing. The incremental facility lenders under the SpectraSite Credit Facility include JPMorgan Chase Bank, N.A., Toronto Dominion (Texas) LLC, Credit Suisse, Cayman Island Branch and Morgan Stanley Senior Funding, Inc. The borrower under the SpectraSite Credit Facility is SpectraSite Communications, Inc. The obligations under the SpectraSite Credit Facility are guaranteed by SpectraSite, LLC, the parent company of SpectraSite Communications, Inc. and a wholly owned subsidiary of the Company, and the borrower’s restricted subsidiaries and are secured by liens on and security interests in substantially all assets of the borrower and the restricted subsidiaries.

These revolving loans have terms that are consistent with those of the American Tower Credit Facility and the SpectraSite Credit Facility (the “Credit Facilities”), and they mature on October 27, 2010. All amounts will be due and payable in full at maturity. The Credit Facilities do not require amortization of payments and may be paid prior to maturity in whole or in part at the borrowers’ option without penalty or premium. The Credit Facilities allow the Company to use borrowings for general corporate purposes and, provided certain conditions are met, permit the use of borrowings under the Credit Facilities and internally generated funds to repurchase the Company’s equity securities and repurchase and refinance other indebtedness without additional lender approval.

For a summary of the material terms of the Credit Facilities, see the Company’s Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2005, filed on November 29, 2006.

The Company included the announcement regarding the new incremental facility commitments in its press release issued February 20, 2007 with respect to its financial results for the fourth quarter and full year ended December 31, 2006. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 2.02    Results of Operations and Financial Condition.

On February 20, 2007, the Company issued a press release that included an announcement of the Company’s financial results for the fourth quarter and full year ended December 31, 2006. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 16, 2007, the Company borrowed $250.0 million of the then-existing revolving loan commitment under the American Tower Credit Facility. The borrowings will be used to fund repurchases of the Company’s 5.0% Convertible Notes due 2010 (the “5.0% Notes”) pursuant to the Company’s previously announced tender offer, as well as for general corporate purposes. The Company’s tender offer for the 5.0% Notes is being conducted to satisfy the rights granted to each holder under the indenture for the 5.0% Notes to require the Company to repurchase on February 20, 2007 all or any part of such holder’s 5.0% Notes at a price equal to the issue price plus accrued and unpaid interest. The tender offer is scheduled to expire at 5:00 p.m., New York City time, on February 20, 2007. As of the commencement of the tender offer, approximately $252.2 million of the 5.0% Notes were outstanding. If all outstanding 5.0% Notes are surrendered for repurchase in the tender offer, the aggregate cash repurchase price will be approximately $252.4 million.

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 14, 2007, J. Michael Gearon, Jr., Vice Chairman and President of American Tower International, notified the Company of his intention to leave the Company to devote more time to his personal endeavors and other interests.

Item 8.01    Other Events.

On February 20, 2007, the Company announced that its Board of Directors approved a new stock repurchase program pursuant to which the Company intends to repurchase up to $1.5 billion of its Class A common stock through February 2008. The Company included this announcement in its press release issued February 20, 2007 with respect to its financial results for the fourth quarter and full year ended December 31, 2006. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Unaudited condensed consolidated balance sheets as of December 31, 2006 and December 31, 2005, unaudited condensed consolidated statements of operations for the three months and years ended December 31, 2006 and 2005, and unaudited condensed consolidated statements of cash flows for the years ended December 31, 2006 and 2005 (Filed herewith).

99.2	Press release, dated February 20, 2007, announcing financial results for the fourth quarter and full year ended December 31, 2006 (Furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION (Registrant) By: /s/ Bradley E. Singer Bradley E. Singer Chief Financial Officer and Treasurer

Date: February 20, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited condensed consolidated balance sheets as of December 31, 2006 and December 31, 2005, unaudited condensed consolidated statements of operations for the three months and years ended December 31, 2006 and 2005, and unaudited condensed consolidated statements of cash flows for the years ended December 31, 2006 and 2005 (Filed herewith).

99.2	Press release, dated February 20, 2007, announcing financial results for the fourth quarter and full year ended December 31, 2006 (Furnished herewith).